Exhibit 99.1

HANA BIOSCIENCES ANNOUNCES FIRST QUARTER 2007 RESULTS

South San Francisco, CA (May 14, 2007) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on advancing cancer care, today announced financial results for the first quarter ended March 31, 2007.

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Non-GAAP net loss of $5.8 million for the quarter ended March 31, 2007 compared to $3.2 million for the quarter ended March 31, 2006; GAAP net loss was $8.2 million for the quarter 2007, which included a $2.4 million charge related to SFAS 123R employee stock-based compensation expense,[1] compared to GAAP net loss of $3.4 million for the quarter ended March 31, 2006, which included a $0.2 million charge related to SFAS 123R employee stock-based compensation expense.[1]

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Cash used in operations was $7.4 million in the quarter ended March 31, 2007. Hana ended the quarter with approximately $27.6 million in cash and cash equivalents and marketable securities, compared to $35.3 million at December 31, 2006.

Hana also updated the company’s pipeline strategy:

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Led by its Optisome™ platform—Marqibo, Alocrest, and Optisomal Topotecan, Hana is initiating a Phase 2 trial of Marqibo® in second relapse ALL, and has Orphan Drug status in acute ALL, making it eligible for Fast Track drug development. A randomized Phase 3 study in front line ALL is being planned. Alocrest is progressing through its Phase 1 trial and Hana is designing a registrational program that will compare Alocrest to conventional vinorelbine. Optisomal Topotecan remains on track to enter Phase 1 clinical trials in the second half of 2007.

•	Menadione preclinical work is ongoing. Hana plans to submit an IND by year end, as planned.
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Zensana: After a lengthy investigation, the company believes it has identified the root cause analysis for the Zensana precipitation issue. Hana is actively considering strategic alternatives for Zensana.

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Talotrexin preclinical studies and patient data analysis are continuing. Hana targets having this safety analysis on observed toxicities completed by year end, with the goal of returning to the clinic in 2008.

“With a rich portfolio of anti-cancer compounds in development, and at least two additional clinical studies slated to begin this year, we are excited about our future and the opportunity to advance multiple product opportunities,” said Mark J. Ahn, Ph.D., President and CEO of Hana Biosciences. “During the first quarter, we managed through setbacks in several programs and made significant progress in redirecting our product development efforts. We are also seeking strategic partners to advance our efforts. We remain highly focused on moving the company forward and will continue to report steady progress throughout the rest of the year.”

A reconciliation between non-GAAP and GAAP earnings per share for the first quarter ended March 31, 2007 and 2006 is provided in the following table:

	Reported GAAP Basic and Diluted EPS	Employee Stock Compensation Expense	Non-GAAP Basic and Diluted EPS
Q1 2007	($0.28)	$0.08	($0.20)
Q1 2006	($0.15)	$0.01	($0.14)

Note: Amounts may not sum due to rounding.

2007 Progress

✓	Marqibo® received Orphan Drug Designation in adult ALL in January 2007. Phase 2 clinical trial in relapsed ALL to be initiated in 2Q07.
✓	Alocrest™ Phase 1 is currently enrolling its fourth dosing cohort and is proceeding on track.
✓	Optisomal Topotecan Phase 1 trial initiation anticipated in 2H07.
✓
Hana announced the expansion of the company’s senior management team with the promotion of Gavin S. Choy, Pharm.D., to the post of Vice President, Clinical Operations and Alex Tkachenko, Ph.D., to Vice President, Corporate Development and Strategic Planning.

✓	Lyn Wiesinger joined Hana’s Board of Directors and Leon E. Rosenberg was named Chairman of the Board.

Reconciliation of GAAP to Non-GAAP Net Loss

GAAP refers to generally accepted accounting principles in the United States of America. Hana’s non-GAAP net loss and loss per share excludes the impact of stock option expense related to the implementation of SFAS 123R. Hana is reporting non-GAAP results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. Hana provides these non-GAAP numbers to facilitate a comparison of its business from period to period and to allow investors to analyze its business results using the same measures Hana’s management uses to evaluate the company’s operating performance. Investors are encouraged to carefully consider Hana’s results under GAAP, as well as the non-GAAP reconciliation between these presentations, to more fully understand our business.

1 On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R (or SFAS 123R) using the modified prospective for share-based awards granted after the Company became a public entity and the prospective basis for share-based awards granted prior to the Company becoming a public entity.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” ”believes,” “intends,” and similar words or phrases. These forward-looking statements include without limitation, statements regarding the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims. Additional risks that may affect such forward looking statements include Hana’s need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$21,459,215	$29,127,850
Available-for-sale securities	6,170,000	6,131,000
Prepaid expenses and other current assets	149,293	496,519
Total current assets	27,778,508	35,755,369

Property and equipment, net	413,435	424,452
Restricted cash	125,000	125,000
Total assets	$28,316,943	$36,304,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,505,546	$2,739,956
Accrued other expenses	1,484,351	1,547,459
Accrued personnel related expenses	525,571	1,050,657
Accrued research and development costs	556,795	596,927
Total current liabilities	4,072,263	5,934,999

Commitment and contingencies:

Stockholders' equity:
Common stock; $0.001 par value:
100,000,000 shares authorized, 29,295,117 and 29,210,627 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	29,295	29,211
Additional paid-in capital	95,386,795	93,177,445
Accumulated other comprehensive income(loss)	(116,000)	20,000
Deficit accumulated during the development stage	(71,055,410)	(62,856,834)
Total stockholders' equity	24,244,680	30,369,822
Total liabilities and stockholders' equity	$28,316,943	$36,304,821

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,		Cumulative Period from December 6, 2002 (date of inception) to March 31,
	2007	2006	2007
Operating expenses:
Selling, general and administrative	$3,346,985	$983,975	$20,986,929
Research and development	5,237,904	2,578,132	51,899,947

Total operating expenses	8,584,889	3,562,107	72,886,876

Loss from operations	(8,584,889)	(3,562,107)	(72,886,876)

Other income (expense):
Interest income, net	391,565	135,326	1,963,141
Other expense, net	(5,252)	(7,892)	(131,675)

Total other income	386,313	127,434	1,831,466

Net loss	$(8,198,576)	$(3,434,673)	$(71,055,410)

Net loss per share, basic and diluted	$(0.28)	$(0.15)

Shares used in computing net loss per share, basic and diluted	29,286,139	22,456,849
Comprehensive loss:
Net loss	$(8,198,576)	$(3,434,673)
Unrealized gain (loss)	(136,000)	224,000
Comprehensive loss	$(8,334,576)	$(3,210,673)

Contact:
Hana Biosciences, Inc.
Investor and Media Contacts:
Remy Bernarda, Director, Investor Relations
(650) 228-2769
fax (650) 588-2787
investor.relations@hanabiosciences.com
www.hanabiosciences.com
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Source: Hana Biosciences, Inc.